Exhibit 4

                           SECURITIES RESOLUTION NO. 4
                                       OF
                      THE EMPIRE DISTRICT ELECTRIC COMPANY

     I, Janet S. Watson, Secretary-Treasurer of The Empire District Electric Company (the "Company"), do hereby certify that the attached is a true and correct copy of Securities Resolution No. 4 duly adopted by the President and Vice President - Finance of the Company pursuant to authorization delegated to them by the Board of Directors of the Company at a meeting called and held on May 16, 2003; and I do further certify that said resolution has not been rescinded and remains in full force and effect.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed the corporate seal of THE EMPIRE DISTRICT ELECTRIC COMPANY this 10th day of June 2003.


                                      By: /s/  Janet S. Watson
                                          --------------------------------
                                          Name:    Janet S. Watson
                                          Title:   Secretary-Treasurer


[CORPORATE SEAL]

                          4 1/2 % Senior Notes due 2013

                           SECURITIES RESOLUTION NO. 4
                                       OF
                      THE EMPIRE DISTRICT ELECTRIC COMPANY

     The actions described below are taken by the President and Vice President - Finance of THE EMPIRE DISTRICT ELECTRIC COMPANY (the "Company"), pursuant to Board (as such term is defined in the Indenture referred to below) delegation, in accordance with resolutions adopted by the Board of the Company on May 16, 2003, and Section 2.01 of the Indenture dated September 10, 1999 (the "Indenture") between the Company and Wells Fargo Bank Minnesota, National Association, as Trustee. Terms used herein and not defined have the same meaning given such terms in the Indenture.

     RESOLVED, that a new series of Securities is authorized as follows:

     1.   The title of the series is 41/2% Senior Notes Due 2013 (the "Notes").

     2. The form of the Notes shall be substantially in form of Exhibit 1 hereto.

     3.   The Notes shall have the terms set forth in Exhibit 1.

     4. The Notes shall have such other terms as are set forth in Exhibit 2 hereto.

     5. The Notes shall be sold to the underwriters named in the prospectus supplement dated June 10, 2003 on the following terms:


                    Price to Public:                99.42%
                    Underwriting Discount:            .65%

     , in each case, plus accrued interest, if any, from June 17, 2003.

     This Securities Resolution shall be effective as of June 10, 2003.



                               /s/  William L. Gipson
                               ----------------------------------------------
                               Name:    William L. Gipson
                               Title:   President and Chief Executive Officer



                               /s/  Gregory A. Knapp
                               ----------------------------------------------
                               Name:    Gregory A. Knapp
                               Title:   Vice President - Finance and Chief
                                        Financial Officer

                                                                       EXHIBIT 1


                                                                CUSIP 291641 AY4

Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Company or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

No.                                                                 $98,000,000

                      THE EMPIRE DISTRICT ELECTRIC COMPANY
                          4 1/2 % Senior Notes due 2013

THE EMPIRE DISTRICT ELECTRIC COMPANY
promises to pay to Cede & Co.

or registered assigns
the principal sum of Ninety-Eight Million Dollars on June 15, 2013

Interest Payment Dates:  June 15 and December 15
Record Dates:  June 1 and December 1


                                                    Dated:  June 17, 2003

WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION
Transfer Agent and Paying Agent


                                  THE EMPIRE DISTRICT ELECTRIC COMPANY

                                  By:
                                      ---------------------------------------
                                         [Title of Authorized Officer]


                                  By:
                                      ---------------------------------------
                                         [Title of the Authorized Officer]


                                           (SEAL)

Authenticated:

WELLS FARGO BANK MINNESOTA,
  NATIONAL ASSOCIATION

Registrar

By:
    --------------------------------
       Authorized Signature

                      THE EMPIRE DISTRICT ELECTRIC COMPANY
                          4 1/2 % Senior Notes due 2013

1.   Interest.

          The Empire District Electric Company (the "Company"), a Kansas corporation, promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Company will pay interest on June 15 and December 15 of each year commencing December 15, 2003. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from June 17, 2003. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2.   Method of Payment.

          The Company will pay interest on the Securities to the persons who are registered holders of Securities at the close of business on the record date for the next interest payment date, except as otherwise provided in the Indenture. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. The Company may pay principal and interest by check payable in such money. It may mail an interest check to a holder's registered address.

3.   Securities Agents.

          Initially, Wells Fargo Bank Minnesota, National Association,
          Attention: Corporate Trust Department, will act as Paying Agent and Transfer Agent. The Company may change any Paying Agent or Transfer Agent without notice or provide for more than one such agent. The Company or any Affiliate may act in any such capacity. Subject to certain conditions, the Company may change the Trustee. The Trustee shall act as the Registrar.

4.   Indenture.

          The Company initially issued $98,000,000 principal amount of the securities of this series (the "Securities") under an Indenture dated as of September 10, 1999 (the "Indenture") between the Company and Wells Fargo Bank Minnesota, National Association (the "Trustee"). The terms of the Securities include those stated in the Indenture and in the Securities Resolution creating the Securities and those made part of the Indenture by the Trust Indenture Act of 1939 (15 U.S. Code ss.ss. 77aaa-77bbbb). Securityholders are referred to the Indenture, the Securities Resolution and the Trust Indenture Act of 1939 for a statement of such terms.

          The Company may from time to time without notice to, or the consent of, the holders of the Securities, create and issue further senior securities of the same series, equal in rank to the Securities in all respects (or in all respects except for the payment of interest accruing prior to the issue date of the new securities or except for the first payment of interest following the issue date of the new securities) so that the new securities


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

          may be consolidated and form a single series with the Securities and have the same terms as to status, redemption or otherwise as the Securities.

5.   Optional Redemption.

          The Company may at its option redeem all or part of the Securities on at least 30 days', but not more than 60 days', prior notice mailed to the registered address of each holder of Securities whose Securities are to be redeemed. The redemption price shall equal the greater of:

          (i)  100% of the principal amount of the Securities to be redeemed;
               and

          (ii) the sum of the present values of the Remaining Schedule Payments discounted to the date of redemption, on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months), at the Treasury Rate plus 15 basis points, plus in each case, accrued and unpaid interest thereon to the date of redemption.

          On and after the redemption date, interest shall cease to accrue on the Securities or any portion thereof called for redemption. On or before the redemption date, the Company shall deposit with the Paying Agent money sufficient to pay the redemption price of and accrued interest on the Securities to be redeemed on such date. If less than all of the Securities are to be redeemed, the Trustee shall select the Securities, or portions thereof, to be redeemed by a method considered by the Trustee to be fair and appropriate.

6.   Notice of Optional Redemption.

          Notice of optional redemption shall be mailed by first-class mail at least 30 days but not more than 60 days before the redemption date to each holder of Securities to be redeemed at such holder's registered address.

          A notice of redemption may provide that it is subject to the occurrence of any event before the date fixed for such redemption as described in such notice ("Conditional Redemption"), and such notice of Conditional Redemption shall be of no effect unless all such conditions to the redemption have occurred on or before such date or have been waived by the Company.

7.   Denominations, Transfer, Exchange.

          The Securities are in registered form without coupons in denominations of $1,000 and whole multiples of $1,000. The transfer of Securities may be registered and Securities may be exchanged as provided in the Indenture. The Transfer Agent may require a holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or the Indenture. The Transfer Agent need not exchange or register the transfer of any Security or portion of a Security selected for redemption. Also, it need not exchange or register the transfer of any Securities for a period of 15 days before a selection of Securities is to be redeemed.


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

8.   Persons Deemed Owners.

          The registered holder of a Security may be treated as its owner for all purposes.

9.   Amendments and Waivers.

          Subject to certain exceptions, the Indenture or the Securities may be amended with the consent of the holders of a majority in principal amount of the securities of all series affected by the amendment. Subject to certain exceptions, a default on a series may be waived with the consent of the holders of a majority in principal amount of the series.

          Without the consent of any Securityholder, the Indenture or the Securities may be amended, among other things, to cure any ambiguity, omission, defect or inconsistency; to provide for assumption of Company obligations to Securityholders; or to make any change that does not materially adversely affect the rights of any Securityholder.

10.  Covenants.

          The Securities are unsecured general obligations of the Company unlimited as to principal amount, of which $98,000,000 principal amount have initially been issued. The Indenture does not limit other unsecured debt.

11.  Successors.

          When a successor assumes all the obligations of the Company under the Securities and the Indenture, the Company will be released from those obligations.

12.  Defeasance Prior to Redemption or Maturity.

          Subject to certain conditions, the Company at any time may terminate some or all of its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Securities to redemption or maturity. U.S. Government Obligations are securities backed by the full faith and credit of the United States of America or certificates representing an ownership interest in such Obligations.

13.  Defaults and Remedies.

          An Event of Default includes: default for 60 days in payment of interest on the Securities; default in payment of principal on the Securities; default for 60 days in payment or satisfaction of any sinking fund obligation; default by the Company for a specified period after notice to it in the performance of any of its other agreements applicable to the Securities; and certain events of bankruptcy or insolvency. If an Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the Securities may declare the principal of all the Securities to be due and payable immediately.

          Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing default (except a default in payment of principal or interest) if it determines that withholding notice is in their interests. The Company must furnish an annual compliance certificate to the Trustee.

14.  Trustee Dealings with Company.

          Wells Fargo Bank Minnesota, National Association, the Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee.

15.  No Recourse Against Others.

          A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Securityholder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

16.  Authentication.

          This Security shall not be valid until authenticated by a manual signature of the Registrar.

17.  Abbreviations.

          Customary abbreviations may be used in the name of a Securityholder or an assignee, such as: TEN COM (=tenants in common), TEN ENT (=tenants by the entirety), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=custodian), U/G/M/A (=Uniform Gifts to Minors Act) and U/T/M/A (=Uniform Transfers to Minors Act).

The Company will furnish to any Securityholder upon written request and without charge a copy of the Indenture and the Securities Resolution. Requests may be made to: Secretary, The Empire District Electric Company, 602 Joplin Street, Joplin, Missouri 64801.



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


                                                                       EXHIBIT 2


                          4 1/2 % Senior Notes due 2013

                               Supplemental Terms

     In addition to the terms set forth in Exhibit 1 to Securities Resolution No. 4, the 4 1/2 % Senior Notes due 2013 (the "Notes") shall have the following terms:

     Section 1. Definitions. Capitalized terms used and not defined herein shall have the meaning given such terms in the Indenture. The following are additional definitions applicable to the Notes:

     "Comparable Treasury Issue" means the United States Treasury security selected by UBS Securities LLC or its successor (or, if UBS Securities LLC or any of its successors ceases to be a primary U.S. Government securities dealer, another nationally recognized investment banking firm that is a primary U.S. Government securities dealer appointed by the Company) as having a maturity comparable to the remaining term of the Notes that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt of comparable maturity to the remaining term of the Notes.

     "Comparable Treasury Price" means the average of three Reference Treasury Dealer Quotations obtained by the Trustee for the redemption date.

     "Depositary" means, with respect to the Notes issued as a global Security, The Depository Trust Company, New York, New York, or any successor thereto registered under the Securities Exchange Act of 1934 or other applicable statute or regulation.

     "Reference Treasury Dealers" means UBS Securities LLC and its successors, so long as it or any of its successors continues to be a primary U.S. Government securities dealer, and any two other primary U.S. Government securities dealers chosen by the Company. If UBS Securities LLC or any of its successors ceases to be a primary U.S. Government securities dealer, the Company will appoint in its place another nationally recognized investment banking firm that is a primary U.S. Government securities dealer.

     "Reference Treasury Dealer Quotation" means the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by a Reference Treasury Dealer at 3:30 p.m., New York City time, on the third business day preceding the redemption date.

     "Remaining Scheduled Payments" means the remaining scheduled payments of the principal and interest that would be due if the Notes selected for redemption were not redeemed. However, if the redemption date is not a scheduled interest payment date, the amount of the next succeeding scheduled interest payment on those Notes will be reduced by the amount of interest accrued on those Notes to the redemption date.

     "Treasury Rate" means an annual rate equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for the redemption date. The semiannual equivalent yield to maturity will be computed as of the third business day immediately preceding the redemption date.

     Section 2. Securities Issuable as Global Securities.

     (a) The Notes shall be issued in the form of one or more permanent global Securities and shall, except as otherwise provided in this Section 2, be registered only in the name of the Depositary or its nominee. Each global Security shall bear a legend substantially to the following effect:

     "Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Company or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein."

     (b) If at any time (i) the Depositary with respect to the Notes notifies the Company that it is unwilling or unable to continue as Depositary for such global Security or (ii) the Depositary for the Notes shall no longer be eligible or in good standing under the Securities Exchange Act of 1934 or other applicable statute or regulation, the Company shall appoint a successor Depositary with respect to such global Security. If a successor Depositary for such global Security is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such ineligibility, the Transfer Agent shall register the exchange of such global Security for an equal principal amount of Registered Securities in the manner provided in Section 2.07 of the Indenture.

     (c) The Transfer Agent shall register the transfer or exchange of a global Security for Registered Securities pursuant to Section 2.07 of the Indenture if
(i) a Default or Event of Default shall have occurred and be continuing with respect to the Notes or (ii) the Company determines that the Notes shall no longer be represented by global Securities.

     (d) In any exchange provided for in the preceding paragraph (b) or (c), the Company will execute and the Registrar will authenticate and deliver Registered Securities. Registered Securities issued in exchange for a global Security shall be in such names and denominations as the Depositary for such global Security shall instruct the Registrar. The Registrar shall deliver such Registered Securities to the persons in whose names such Securities are so registered.


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